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                                                                Exhibit 10(z)(5)

                                DEED OF HYPOTHEC
                     ON THE UNIVERSALITY OF MOVABLE PROPERTY

BETWEEN: ASHWORTH, INC., a Delaware corporation, having its head office at 2765 Loker Avenue West, Carlsbad, California, 92008, U.S.A.

            (the "GRANTOR")

AND: UNION BANK OF CALIFORNIA, N.A., a national banking association under the federal laws of the United States, having an office at 530 B Street, Suite 1050, San Diego, California, 92101-4407, U.S.A.

            (Union Bank of California, N.A., acting for itself and as agent and solidary creditor for the benefit of the Lenders under the hereinafter defined Credit Agreement hereinafter referred to as the "AGENT")

WHO HAVE DECLARED AS FOLLOWS:

WHEREAS the Grantor as Borrower, the financial institutions listed in the signature pages thereto, as Lenders, and the Agent have been or will be entering into contemporaneously herewith a revolving/term loan credit agreement providing, inter alia, for credit facilities in an initial amount not to exceed US $55,000,000 to be made available thereunder by the Lenders to the Grantor, subject to the terms and conditions therein set forth (said credit agreement as same may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "CREDIT AGREEMENT"); all capitalized words and expressions used herein shall have the same meaning as ascribed thereto in the Credit Agreement, unless otherwise defined herein or unless the context otherwise requires;

WHEREAS the Grantor has agreed to grant a hypothec on the Hypothecated Property (as such expression is hereinafter defined) in favour of the Agent to secure, inter alia, the Grantor's obligations to the Lenders and the Agent pursuant to the Credit Agreement;

WHEREAS pursuant to Section 9.12 of the Credit Agreement, the Agent, on one hand, and each Lender, respectively, on the other hand, have been or will be conferred the legal status of solidary creditors of the Loan Parties in respect of all amounts, liabilities and other obligations owed by each of the Loan Parties to the Agent and each such Lender, respectively, under the Credit Agreement and the other Loan Documents, the whole in accordance with Article 1541 of the Civil Code of Quebec;

AND WHEREAS the Agent, as solidary creditor for the benefit of the Lenders, has the authority to hold any and all Liens created by the Security Agreements or any other Loan Document on the Facility Collateral, for the payment and performance of all obligations to the Agent and the Lenders of the Obligated Parties arising under or in connection with the Credit Agreement and the other Loan Documents;

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NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1.    SECURED OBLIGATIONS

      The hypothec granted by this deed secures the performance of the following obligations (hereinafter collectively called the "OBLIGATIONS"):

      1.1 the prompt payment, as and when due and payable, of all amounts in principal, interest, fees, costs or otherwise now or hereafter owing by the Grantor to the Agent and the Lenders under the Credit Agreement or any other Loan Document to which the Grantor is or may become a party;

      1.2 the strict performance and observance by the Grantor of all agreements, warranties, representations, covenants and conditions of the Grantor made pursuant to this deed, the Credit Agreement, any Loan Document to which the Grantor is or may become a party or any other agreement between the Grantor and the Agent or any Lender all as now in effect or as hereafter entered into or amended; and

      1.3 the prompt payment, as and when due and payable, of all other amounts now or hereafter owing by the Grantor to the Agent and the Lenders, including by way of guarantee or indemnity, whether now existing or hereafter incurred, matured or unmatured, direct, indirect or contingent, including any extensions and renewals thereof and including the payment of all amounts payable hereunder and the legitimate costs that the Agent or any Lender may incur to recover the obligations secured hereby and to preserve the Hypothecated Property (as such expression is hereinbelow defined).

2.    HYPOTHEC

      2.1   Amount of Hypothec

            To secure the performance of the Obligations, the Grantor hereby hypothecates in favour of the Agent the property described in
            Section 2.2 hereof for the sum of one hundred thirty seven million five hundred thousand Canadian dollars (CDN $137,500,000) bearing interest at the rate of twenty-five percent (25%) per annum from the date hereof, compounded annually.

      2.2   Description of Hypothecated Property

            The hypothec charges the universality of all the Grantor's movable property, present and future, corporeal and incorporeal, of whatsoever nature and kind and wheresoever situated (hereinafter collectively called the "HYPOTHECATED PROPERTY"), including, without limitation, all tools and equipment pertaining to the enterprises of the Grantor, all claims and customer accounts, all securities, all patents, trademarks and other intellectual property rights and all corporeal movables included in the assets of any of the Grantor's enterprises kept for sale,

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            lease or processing in the manufacture or transformation of property intended for sale, for lease or for use in providing a service.

      2.3   Interpretation

            The parties hereto acknowledge and confirm as follows:

            2.3.1 that the hypothec created on the Hypothecated Property pursuant to this deed is not and shall not be construed as a floating hypothec within the meaning of articles 2715 et seq. of the Civil Code of Quebec;

            2.3.2 that the hypothec constituted hereunder will remain in full force and effect for the full amount stipulated in Section 2.1 hereof until such time' s an express written discharge is executed by the Agent and delivered to the Grantor. The hypothec, security and rights hereby created in favour of the Agent will not be extinguished, reduced, novated or otherwise affected by any payments made to or amounts received by the Agent, directly or indirectly, from the Grantor or any other party or as a result of any insurance indemnities arising from loss or damage to any of the Hypothecated Property or by reason of the collection of any claims hypothecated hereunder; and

            2.3.3 that should the Obligations at any time be fully extinguished without an express discharge of the hypothec created hereunder having been granted, and should any new Obligations arise, the security created hereunder will secure such new Obligations in the same manner and to the same extent as if there had never occurred an extinction of any of the Obligations and the Grantor is and shall remain obligated under the provisions hereof. The Grantor shall be deemed to have obligated itself for such new Obligations pursuant to the provisions hereof and the hypothec herein created shall secure such new Obligations as contemplated by Article 2797 of the Civil Code of Quebec.

3.    GRANTOR'S UNDERTAKINGS

      3.1   Alienation

            Unless the Agent gives its prior written consent or unless otherwise permitted under the Credit Agreement, the Grantor agrees not to alienate, lease or otherwise dispose of any of the Hypothecated Property outside the ordinary course of business of its enterprise.

      3.2   Transformation

            The Grantor may not, without the Agent's prior written consent, transform any of the movables forming part of the Hypothecated Property either by incorporating such movables into an immovable or by combining or mixing them with other movables so as to form new property, unless such immovable or new property are

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            themselves subject or made subject to the hypothec hereby granted or unless such transformation is made in the ordinary course of operating an enterprise of the Grantor that is engaged in the business of manufacturing or transforming property. In no event, however, may the Grantor transform any such property where such transformation would result in the Agent's security or rights hereunder, including in particular their rank, being diminished.

            In the event of any such transformation, even without the Agent's authorization, the Grantor (who shall not be relieved of the default resulting from the failure to obtain authorization) shall immediately inform the Agent of the details of such transformation and shall in particular provide the Agent with a description of the property thereby affected, the name and address of the owner of the property that may result therefrom and the address where such property is located.

4.    PROVISIONS APPLICABLE TO THE HYPOTHEC ON CLAIMS

      The following provisions apply to claims owed to the Grantor and hypothecated in favour of the Agent, including present and future rents payable under current and future leases affecting all or part of the Hypothecated Property.

      4.1   Collection

            Except for those claims consisting of securities pledged to the Agent, the Grantor shall have authority to collect payments of interest and repayments of capital made on the claims included in the Hypothecated Property hypothecated in favour of the Agent pursuant to this deed, as they fall due. The Agent may withdraw this authorization by written notice at any time after the occurrence of and during the continuance of an Event of Default. Notwithstanding the foregoing, the Agent may at any time after the occurrence and during the continuance of an Event of Default, take all necessary steps to set up this hypothec against the debtors of the hypothecated claims. In such event, the Grantor undertakes to remit to the Agent, upon request, all titles, documents, registers, invoices and accounts evidencing the claims or relating thereto, whatever the nature of their medium and whatever the form in which they are accessible, whether written, graphic, taped, filmed, computerized, or other.

            Any payment received by the Grantor on account of any hypothecated claim other than pursuant to the foregoing authorization shall be received for the Agent's account, shall not entitle the Grantor to the amounts collected and shall be kept separate from the Grantor's other property at all times and remitted forthwith by the Grantor to the Agent without compensation.

            Notwithstanding the provisions of Section 3.1 hereof, the Grantor is not authorized to alienate any claim forming a part of a universality of claims hypothecated in favour of the Agent without the latter's prior written consent or as otherwise permitted by the Credit Agreement.

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      4.2   Agent's Rights

            The Agent shall not be obliged to exercise its rights to the hypothecated claims or to ensure their recovery from the debtors, whether by legal proceedings or otherwise. Should the Agent decide to collect the hypothecated claims, it shall be at liberty to negotiate such arrangements as it deems appropriate with the debtors or third parties, to enter into agreements with them with respect to the claims and any security securing the claims, and even to waive the claims and such security, the whole without the Grantor's consent or intervention, and the Agent shall not thereby incur any liability toward or be accountable to the Grantor. Unless the Grantor so requests in writing, the Agent shall not be obliged to inform the Grantor of any irregularity in the payment of any amounts due on the claims. Apart from its obligation to remit to the Grantor any sums collected over and above the amount of the Obligations in principal, interest and costs, the Agent shall not be accountable to the Grantor with respect to the status of the collections made or any transactions and arrangements entered into.

      4.3   Information

            The Agent may, at its discretion, verify the existence and status of the claims at any time. The Grantor shall provide the necessary assistance and information for this purpose and shall take such action in this respect as the Agent may reasonably request: in particular, it shall allow the Agent and its agents, upon seven days' prior notice, so long as no Event of Default shall have occurred and be continuing, to enter the premises occupied by the Grantor and to consult the Grantor's accounting books and registers as well as any document relating to the claims and make copies thereof.

            At any time after the occurrence and during the continuance of an Event of Default, the Grantor specifically authorizes the Agent to communicate with any third party in order to obtain or transmit any personal information and any information relating to the claims and to the Grantor for the purpose of verifying and collecting the claims.

            Where the hypothec granted by this deed affects a claim that is itself secured by a registered hypothec, the Grantor shall inform the Agent accordingly and shall supply all the information that the Agent may request in this connection.

      4.4   Financial Administration Act (Canada)

            Where any of the claims are subject to the provisions of the Financial Administration Act (Canada), the Grantor hereby sells, assigns and transfers the same absolutely to the Agent so that, upon a withdrawal of authorization as referred to in Section 4.1 hereof, the Agent shall be free to complete the formalities required to make such assignment fully enforceable.

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5.    POSSESSION OF PROPERTY

      This deed creates a hypothec without delivery.

6.    DEFAULT

      6.1   Events of Default

            The Grantor shall be considered in default upon the occurrence of any of the following events:

            6.1.1 an Event of Default under the Credit Agreement;

            6.1.2 should the Grantor default in the performance of the
                  Obligations or to comply with any of its obligations or undertakings under this deed;

            6.1.3 should the Agent receive from any present or future guarantor of all "or any of the Obligations a notice purporting to terminate or limit such guarantor's liability under its guarantee.

      6.2   Effects

            Without limiting its right, at any time and at its discretion, to demand payment of any Obligations payable on demand and without prejudice to any rights and remedies which it has pursuant to agreements with the Grantor or at law (in particular with respect to hypothecated claims), the Agent, upon the occurrence of any of the events listed in Section 6.1 hereof, may demand immediate and full payment of the amounts owing on account of the Obligations, which shall forthwith become due and payable, and exercise, at its discretion, without restriction and without any prior notice other than such notices as are required by law, any rights and remedies which it has pursuant to this deed or at law, including, in particular, the following hypothecary rights:

            -     taking of possession for purposes of administration;

            -     taking in payment;

            -     sale by the Agent;

            -     sale by judicial authority.

      6.3   Agent's Rights

            Irrespective of the particular remedy exercised by the Agent in the event of the Grantor's default, the following provisions shall apply in addition to any provisions that may by law apply in the circumstances, the Grantor expressly agreeing thereto:

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            6.3.1 the Grantor undertakes to voluntarily surrender the
                  Hypothecated Property to the Agent upon request, and agrees not to put any impediment in the way of, but rather to facilitate by all legal means, the exercise of the powers hereby granted to the Agent and not to interfere therewith; in addition, the Agent may, but shall not be obliged to, conduct a verification of the Hypothecated Property, assemble or move any of such property or take proceedings or do or take any act or action in relation to the Hypothecated Property that it may deem advisable, the whole at the Grantor's expense;

            6.3.2 the Agent may, in addition, at its discretion and at the
                  Grantor's expense, whether after the Grantor has surrendered the Hypothecated Property and until the Agent has exercised the hypothecary right which it intends to exercise, or whether after the Agent has chosen to take possession of the Hypothecated Property for purposes of administration, use or operate all or any part of the Hypothecated Property (without being obliged to make such property productive), change the destination of or alienate such property by onerous title (except for Hypothecated Property of little value) or charge such property with a hypothec or other real right, enter into or renew any leases for such amounts and on such terms and conditions as the Agent deems appropriate, make any repairs or renovations or undertake or complete any work;

            6.3.3 the Agent may, in the exercise of its rights, renounce any right belonging to the Grantor, even where no valuable consideration is received;

            6.3.4 the Agent shall not be bound to make an inventory, take out insurance or furnish other security to secure the performance of its obligations;

            6.3.5 the Agent may, at its discretion, take possession, through its officers, agents or mandataries, of all or any part of the Hypothecated Property, with full power to carry on, manage and conduct the Grantor's business; the Agent may use the Hypothecated Property or any information that it obtains by reason of its administration for its own benefit;

            6.3.6 the Grantor, through its officers and directors, shall forthwith execute such documents and transfers as may be necessary to place the Agent in legal possession of the Hypothecated Property and the business of the Grantor in connection therewith, and thereupon all the powers, functions, rights and privileges of each and every one of the directors and officers of the Grantor shall cease and terminate with respect to the Hypothecated Property;

            6.3.7 the Agent shall not be obliged to render an account with respect to its actions in the exercise of its hypothecary rights, except as stipulated by law. Should the Agent see fit to render an account, it may do so in summary fashion;

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            6.3.8  for the purpose of exercising any of its rights, the Agent may make use of any premises on which the Hypothecated Property is located, the whole at the Grantor's expense;

            6.3.9 the Agent may, at its discretion, decide to sell and dispose of the Hypothecated Property as a whole or in separate parcels, by tender, public auction or private contract, on such date and on such terms and conditions as the Agent may stipulate, after giving such prior notices as are required by articles 2784 and following of the Civil Code of Quebec, and the Agent may make such sale for cash or credit upon such reasonable conditions as to upset or reserve bid or price and as to terms of payment as it may deem proper, and may rescind or vary any contract of sale that may have been entered into and resell such property under any of the powers conferred by this deed, adjourn any such sale from time to time and execute and deliver to the purchaser or purchasers of the said property or any part thereof good and sufficient deed or deeds for the same, the Grantor hereby giving the Agent an irrevocable power of attorney for the purpose of making such sale and executing such deeds, and any such sale made as aforesaid shall be a perpetual bar in law and in equity against the Grantor and its assigns and against any other persons who may claim the said property or any part thereof from the Grantor or its assigns; and

            6.3.10 the Agent, or its agents or representatives, may become purchasers at any sale of the Hypothecated Property, whether made under the power of sale herein contained or pursuant to foreclosure or other legal proceedings.

7.    MISCELLANEOUS PROVISIONS

      7.1   Nature of the Obligations

            Each of the Obligations of the Grantor is indivisible.

      7.2   Nullity of a Provision

            In the event that any provision of this deed is declared null and void or is deemed not to have been written, the other provisions of this deed shall be severable from such provision and shall continue to have full force and effect.

      7.3   Application of Payments

            Any insurance indemnity, as well as any other amount or other property received by the Agent in the exercise of the rights conferred upon it by this deed or by law or in any other manner with respect to any of the Hypothecated Property, may be

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            retained by the Agent as Hypothecated Property or applied to the payment of the Obligations, whether or not they are due. Any amount collected by the Agent, even on account of the voluntary performance of the Obligations, shall be applied at the Agent's discretion, and the Agent may vary such application from time to time, in whole or in part, as it sees fit.

            Should any of the Hypothecated Property or its proceeds be in a currency different from that of the Obligations, the Agent is hereby authorized to convert the amount or the claim in question into the currency of the Obligations at the Agent's rate of exchange for the currencies concerned on the date the payment is applied or on such other date as the Agent deems appropriate.

      7.4   Rights Cumulative and Exercise of Remedies

            The rights hereby created are in addition to and not in substitution for any other right or security held by the Agent including, without limitation, under the Credit Agreement. The exercise by the Agent of any of its rights and remedies shall not prevent it from exercising any other right or remedy conferred upon it by this deed or any other security or by law.

            The Agent may, separately or successively, exercise the rights conferred upon it by this deed on any part of the Hypothecated Property, without being obliged to do so on the entire Hypothecated Property and without prejudice to its rights and remedies with respect to the remaining Hypothecated Property, and it shall not be in any way obliged to exercise its rights and remedies against any other person liable for the Obligations or to realize any other security securing the Obligations.

            The Agent may delegate the exercise of its rights or the performance of its obligations arising from this deed to another person and may in such case supply to such other person any information that it holds on the Grantor or on the Hypothecated Property.

      7.5   Notice of Default

            The mere expiry of the time limit for performing any of the Obligations shall serve to put the Grantor in default, without any notice or demand being required for that purpose.

      7.6   Waivers

            The Grantor may not claim that an act or omission by the Agent constitutes or implies a waiver of its right to invoke a default by the Grantor or to assert a right arising out of such default, unless the Agent has expressly so stated after the occurrence of the default.

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      7.7   Power of Attorney

            The Grantor hereby grants to the Agent and each of its officers, agents, correspondents or mandataries, including any depositary, an irrevocable power of attorney with full powers of substitution and revocation, to do, make and execute, for the Grantor and in its name, all such deeds, documents, transfers, assignments, hypothecs, assurances, consents and things as the Agent may deem necessary or appropriate to be done, made or executed by the Grantor to protect the Agent's rights hereunder and/or preserve the Hypothecated Property and to give effect to all the provisions of this deed and the documents and other acts, matters and things that the Grantor has agreed to do, make and execute or that may be required in the exercise of the powers conferred upon the Agent by this deed, and in particular, without limiting the generality of the foregoing, to obtain from any taxation authority at any time, if deemed useful, any information necessary to allow the Agent to determine the amount of the Grantor's indebtedness to such taxation authorities. The Grantor also grants to each of such persons holding its power of attorney the right to use its name whenever they may deem it necessary or appropriate to do so for the purposes hereof and the Grantor further ratifies and confirms, and undertakes to ratify and confirm, all acts and actions done or taken by each of such persons in connection herewith.

      7.8   Indemnification

            The Grantor hereby agrees and undertakes to indemnify the Agent and save and hold it harmless from and against any and all losses, expenses, costs and liabilities (including reasonable legal fees and disbursements) that the Agent or any of its mandataries or persons holding its power of attorney may sustain or incur in the exercise of the powers and rights conferred upon the Agent hereunder except to the extent any such loss, expense, cost or liability results from the gross negligence or wilful misconduct of the Agent.

      7.9   Election of Domicile

            Any service, notice or demand shall be given or made upon the Grantor at the latter's address indicated in the appearance Section hereof or at the last address communicated in writing by the Grantor to the Agent.

      7.10  Interpretation

            References herein to gender shall include all genders and the singular shall include the plural and vice versa, as required by the context.

      7.11  Further Assurances

            The Grantor hereby agrees to do, make and execute, at its own expense, all such deeds, documents and things as may be necessary or advisable, in the opinion of the Agent's legal counsel, to give effect to the provisions of this deed, including without limiting the generality of the foregoing, in order that a valid and

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            enforceable hypothec be created and maintained on any property forming part of the Hypothecated Property as of the execution of this deed or at any time in the future.

      7.12  Divisions and Titles

            The division of this deed into sections and subsections and the insertion of titles are for ease of reference only and shall not influence its meaning or construction.

      7.13  Applicable Law

            This deed shall be governed and construed in accordance with the laws in force in the Province of Quebec.

      7.14  Explanation of Contract

            The Grantor confirms that the Agent has provided it with adequate explanations concerning the nature and scope of this deed and that it has had an opportunity to consult a lawyer, notary or other adviser in connection therewith.

      7.15  Counterparts

            This deed may be executed in any number of counterparts each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; any party may execute this deed by signing any counterpart of it.

      7.16  Language

            The parties hereto confirm that it is their wish that this deed and all documents relating thereto, including notices, be drawn up in the English language. Les parties aux presentes confirment leur volonte que cet acte de meme que tous documents, y compris tous avis, s'y rapportant soient rediges en langue anglaise.

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IN WITNESS WHEREOF, the parties hereto have executed this deed at Carlsbad,
State of California, as of the __ day of _________, 2004.

                                     ASHWORTH, INC.

                                     By:_______________________________________
                                              Terence W. Tsang

                                     Its: Executive Vice President, Chief
                                     Operating Officer, Chief Financial Officer,
                                     Chief Accounting Officer and Treasurer

                                     UNION BANK OF CALIFORNIA, N.A., AS AGENT

                                     Per:   ____________________________________
                                     Name:  ____________________________________
                                     Title: ____________________________________

                                     Per:   ____________________________________
                                     Name:  ____________________________________
                                     Title: ____________________________________

  [SIGNATURE PAGE TO DEED OF HYPOTHEC ON THE UNIVERSALITY OF MOVABLE PROPERTY]